Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

Webster Sets Date for Annual Shareholders Meeting

WATERBURY, Conn., February 14, 2011 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation’s annual meeting of shareholders for 4 p.m. EDT, April 28, 2011 at the Courtyard by Marriott, 63 Grand Street, Waterbury, Conn.

The record date for shareholders to vote at the meeting is February 28, 2011.

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About Webster

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $18 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 499 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.